Exhibit 32.1

SECTION 1350 CERTIFICATIONS

In connection with the Amendment No. 1 on Form 10-K/A to the Annual Report of Citizens & Northern Corporation (the “Corporation”) on Form 10-K for the year ended December 31, 2010, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned hereby certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to each of the undersigned’s best knowledge and belief:

(a) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended; and

(b) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

August 22, 2011	By:	/s/ Charles H. Updegraff, Jr.
Date		President and Chief Executive Officer

August 22, 2011	By:	/s/ Mark A. Hughes
Date		Treasurer and Chief Financial Officer